PITTSBURGH AND WEST VIRGINIA RAILROAD

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS to be held May 13, 2010



	March 26, 2010


To the Shareholders of
   Pittsburgh & West Virginia Railroad:

   The annual meeting of shareholders of Pittsburgh & West Virginia Railroad will be held on May 13, 2010, at 11:00 A.M., at #2 Port
Amherst Drive, Charleston, West Virginia, for the following purposes:

(1)	To elect five trustees to serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

(2)	To transact such other business as may properly come before the meeting.

   The Board of Trustees has fixed the close of business on March 12, 2010, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

	By order of the Board of Trustees,



/s/ Herbert E. Jones, Jr.
Herbert E. Jones, Jr.
Chairman and Trustee




If you do not expect to attend in person please fill in, date, sign and return the enclosed proxy in the envelope provided. No postage is necessary if mailed in the United States. You may also cast your ballot on-line by following the instructions included with your proxy.



PITTSBURGH AND WEST VIRGINIA RAILROAD
#2 Port Amherst Drive
Charleston, West Virginia 25306



PROXY STATEMENT


   This proxy statement is furnished in connection with the solicitation of proxies by the Board of Trustees of Pittsburgh & West Virginia
Railroad (the "Trust") to be used at the annual meeting of shareholders to be held on May 13, 2010, in Charleston, West Virginia, and at any adjournments thereof. This proxy statement, the accompanying form of proxy and the 2009 Annual Report will be mailed to shareholders on or before April 13, 2010.

   At the close of business on March 12, 2010, the record date, there were outstanding and entitled to vote 1,510,000 shares of beneficial interest. Each share is entitled to one vote on each matter brought before the meeting. However, for the election of trustees, shareholders are entitled to cumulative voting; that is, each shareholder will have a number of votes equal to the number of his shares multiplied by the number of trustees to be elected, and may cast all such votes for a single nominee or may distribute them among the nominees in any manner. A proxy may be revoked at any time prior to the voting thereof, by giving notice to the Secretary of the Trust, in writing or in open meeting.

   The cost of soliciting proxies will be borne by the Trust. Solicitation may be made by mail or by telephone and telegraph, by officers of the Trust without extra compensation. The Trust will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

Voting

   If you hold our beneficial shares in your own name as a holder of record, you may instruct the proxies to vote your shares through any of the following methods:

*	using the internet, logging on to
www.sendd.com/EZProxy/?project_id=383 to gain access to the
voting site to authorize the proxies to vote your shares;
*	signing, dating, and mailing the proxy card in the postage-paid envelope provided.




Notice of Electronic Availability of Proxy Materials

   As permitted by rules adopted by the SEC in 2007, this proxy statement and our 2009 annual report are being furnished to our shareholders by posting them online. On or about April 13, 2010, we mailed our shareholders a notice with instructions on accessing these materials and voting online. If you received a notice, you will not receive a hard copy of the proxy materials unless you request them. If you would like to receive a hard copy of our proxy materials, follow the instructions on the notice.

Election of Trustees

   The persons named in the proxy card intend to vote the proxy for the election of the five nominees listed below, each to hold office until the next annual meeting of shareholders, or until their successors are elected and qualified, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees. Four of the nominees are members of the present Board of Trustees, and were elected at the last Annual Meeting of Shareholders. If any nominee becomes unavailable for any reason, the proxies will be voted for the election of such substitute as may be designated by management.

			  			Owned at
    Nominee (Age) and		Trustee		March 31,
    Position with Trust		Since		  2009

Herbert E. Jones, Jr. (86)	1968*		  4,000
Trustee, Chairman (a)

Virgil E. Wenger (76)		1991	            200
Trustee, Audit Committee
Chairman (b)

Herbert E. Jones, III (58) 	2004	              -
Trustee, President (c)

Larry R. Parsons (65) (d)	2004	          12,500
Trustee

David H. Lesser (43) (e)	2009		  22,825

* Was a director of the Trust's predecessor, Pittsburgh & West Virginia Railway Company, at the time such predecessor was completely liquidated and dissolved.



(a) Herbert E. Jones, Jr. is the father of Herbert E. Jones, III, President. For more than 10 years, prior to April 1, 1982, Herbert E. Jones, Jr.
was President of Amherst Coal Co. He is currently Vice President of Port Amherst Industries. Herbert has been Chairman of the Board of Trustees since 2002.

(b) Virgil E. Wenger is currently, and has been for the past six years, an Independent Consultant who primarily works with new start up ventures needing accounting services and financial planning assistance to determine investment and working capital needs. He also serves as Chief Financial Officer for two private companies:
Shareholder Intelligence Services, the company provides information to publically traded client companies of shareholder ownership, broker activity, and related analytics; Econergy
Corporation, the company manufactures and markets proprietary air conditioning systems. In addition, he serves as a Director of Advance Nanotech, Inc., which is a public company. Virgil has been Audit Committee Chairman since 2005, and is considered to be an independent trustee.

(c) Herbert E. Jones, III is a retired businessman, and within the past six years, has been a contract artist with Fictitious Records of Nashville, TN until October of 2007. He has been President since
2006.

(d) Larry Parsons is Chairman and Chief Executive Officer of
Wheeling & Lake Erie Railway Company.  Wheeling & Lake Erie
Railway Company is the principal operator and sublessee of the railroad assets leased to Norfolk Southern Corporation by the Trust. He is a member of the Audit Committee.

(e) David Lesser is currently, and has been for the past six years, the President of Hudson Bay Partners, LP, which is an investment firm focused on real estate and real estate related situations. He also serves as a Trustee for the Town Hall of New York.

   All trustees and officers of the Trust as a group (5 persons) owned beneficially 39,525 shares representing 2.618% of the outstanding shares.

Remuneration

   The aggregate remuneration for services in all capacities paid or accrued in 2009 to all trustees and officers of the Trust as a group was $22,800. This consisted entirely of fees for accounting services performed by the Trust's secretary-treasurer of $12,000 and trustees fees of $10,800. The Trust does not have pension, profit-sharing or deferred compensation plans, or any other form of remuneration.



Shareholder Proposals

   Any shareholder proposal intended to be presented at the next annual meeting must be received by the Trust no later than December 15, 2010. The Trust suggests that such proposals be addressed to Robert R.
McCoy, Vice President and Secretary-Treasurer, #2 Port Amherst Drive, Charleston, WV 25306, and sent by certified mail, return receipt requested.

Audit Committee

   The Audit Committee's responsibilities include: (a) selection of the Trust's independent auditors, (b) discussing the arrangements for the proposed scope and the results of the annual audit with management and the independent auditors, (c) reviewing the scope of any non-audit professional services provided by the independent auditors, and (d) obtaining from both management and the independent auditors their observations on the Trust's system of internal accounting controls. The Trustees have adopted a written charter setting forth the responsibilities of the Audit Committee. A copy of that charter is attached to this Proxy Statement.

   The Audit Committee consists currently of two Trustees, Virgil E. Wenger, Chairman and Larry R. Parsons. Mr. Wenger is an audit committee financial expert as that term is defined by the United States Securities and Exchange Commission (SEC). Each member is able to read and understand basic financial statements, including a balance sheet, income statement and statement of cash flows. The Audit
Committee met five times during 2009.

Independent Accountants

   The firm of Gibbons & Kawash has served as the Trust's independent auditors since 1995 and has been selected by the Audit Committee to perform the audit of the financial statements as of and for the year ending December 31, 2009.

   During fiscal years 2009 and 2008, respectively, the Trust paid Gibbons & Kawash $62,292 and $44,280 for professional services rendered for the annual audit of the Trust's financial statements and for reviews of the Trust's financial statements filed in quarterly reports on Form 10-Q filed with the SEC.

   A representative of Gibbons & Kawash will be in attendance at the annual meeting to answer appropriate questions concerning the audit of the financial statements.




Audit Committee Report

   The Audit Committee has reviewed and discussed the financial statements with management and the auditors, including the critical accounting policies on which the financial statements are based. The Committee discussed with the auditors their independence, received the letter from the independent auditors required by PCAOB Rule 3520, and the matters required to be discussed by Statement on Auditing Standards No. 61. The Committee recommended to the Trustees that the audited financial statements for the year ended December 31, 2009 be included in the Trust's annual report on Form 10-K for that year.

Other Matters

   The Audit Committee Charter and the Code of Conduct and Ethics, with which all officers and trustees must comply, are attached to this proxy statement.

   The Board of Trustees does not have nominating, or compensation committees, or any committee performing similar functions. The Board held one regularly scheduled meeting during 2008 and on five occasions during the year, the trustees, after conferring, adopted Board resolutions by unanimous written consent. All of the trustees were in attendance at those meetings.

   Management knows of no other matters which are likely to be brought before the meeting, but if any such matters properly come before the meeting, the persons designated as proxies will vote thereon in accordance with their best judgment.


   This report includes the Trust's current Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. If desired, an additional copy is available to shareholders, without charge, upon written request to the Vice President and Secretary-Treasurer of the Trust at #2 Port Amherst Drive, Charleston, WV 25306.





/s/ Robert R. McCoy
Robert R. McCoy
Vice President and
Secretary Treasurer


Dated:  March 26, 2010



PITTSBURGH & WEST VIRGINIA RAILROAD

AUDIT COMMITTEE CHARTER


Organization

   There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of at least three directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

   The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

Responsibilities

   In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

   In carrying out these responsibilities, the audit committee will:

*Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation.

*Review written disclosures regarding independence from the independent auditors required by Independent Standards Board
Standard No. 1.

*Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

*Review with the independent auditors and accounting personnel the critical accounting policies on which the financial statements are based, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might by deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

*Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

*Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's accounting, personnel, and the cooperation that the independent auditors received during the course of the audit.

*Review accounting and financial human resources and succession planning within the company.

*Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

*Investigate any matter brought to its attention within the scope of its duties, with the power to retain specialists and outside counsel for this purpose if, in its judgment, that is appropriate.


PITTSBURGH & WEST VIRGINIA RAILROAD
CODE OF CONDUCT AND ETHICS



Introduction

   This Code of Business Conduct and Ethics covers a wide range of business practices and procedures. It does not cover every issue that may arise, but it sets out basic principles to guide officers and trustees of the Company. All of our officers and trustees must conduct themselves accordingly and seek to avoid even the appearance of improper behavior.
The Company has no employees. However, should the Company's operations require employees in the future, this Code of Conduct and Ethics will apply to any and all employees.

   If a law conflicts with a policy in this Code, you must comply with the law; however, if a local custom or policy conflicts with this Code, you must comply with the Code. If you have any questions about these conflicts, you should ask the chief executive officer how to handle the situation.

   Those who violate the standards in this Code will be subject to disciplinary action which may include immediate termination. If you are in a situation which you believe may violate or lead to a violation of this Code, follow the procedures described in Sections 11 and 12 of this Code.


1.	Ethical Conduct and Legal Compliance

   Obeying the law, both in letter and in spirit, is the foundation on which this Company's ethical standards are built. All officers and trustees must obey the laws of the United States and the cities and states in which we operate. Although not all officers and trustees are expected to know the details of these laws, it is important to know enough to determine when to seek advice from counsel or others.

   Beyond compliance with laws, the Company requires that all its officers and trustees act in a manner which meets the highest standards of ethical behavior. The honesty and integrity of our business conduct must not be compromised. The Company will not condone ethical violations for the sake of personal gain, personal advantage, expediency, or perceived business advantage.





2.	Accounting and Auditing Matters

   The Company's requirement that officers and trustees follow the highest ethical standards applies directly to all actions which involve business accounting, financial reporting, internal accounting controls, auditing matters, and public disclosure obligations in filings with the Securities and Exchange Commission and all public communications by the Company.

   The Company requires honest and accurate recording and reporting of information in order to make responsible business decisions.

   All of the Company's books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company's transactions and must conform both to applicable legal requirements and to the Company's system of internal controls.

   Business records and communications often become public, and we should avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies that can be misunderstood. This applies equally to e-mail, internal memos, and formal reports. Records should always be retained or destroyed according to the Company's record retention policies. In accordance with those policies, in the event of litigation or governmental investigation please consult the chief executive officer or counsel.

   The Audit Committee of the Company has adopted special procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. These procedures are set out in Sections 11 and 12 of this Code.

3.	Conflicts of Interest

   A conflict of interest exists when a person's private interest may or does interfere with the interests of the Company. A conflict can arise when an officer or trustee takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest may also arise when an officer or trustee, or member of his or her family, receives improper personal benefits as a result of his or her position with the Company.

   It is almost always a conflict of interest for a Company to work simultaneously for a competitor, customer or supplier as an employee, consultant, or board member. The best policy is to avoid any direct or indirect business connection with our competitors, customers or suppliers, except on our behalf. Conflicts of interest are prohibited as a matter of Company policy, except in circumstances approved by the Board of Trustees or the Audit Committee of the Board.

   Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with the chief executive officer or counsel. Any officer or trustee who becomes aware of a conflict or potential conflict should bring it to the attention of the chief executive officer or follow the procedures described in Section 11 of this Code.

   Officers and trustees owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises. In particular:

*No payments, loans, employment or promises of employment, investment opportunities, vacation trips, gifts or entertainment (other than entertainment conforming to generally accepted business practices or gifts of nominal value not reasonable calculated to influence a decision) may be offered to or accepted by any officer or trustee or a relative of such a person as a condition of the initial or continued engagement of a consultant, broker, vendor or third party working for the Company.

*No payments (other than fees for services), loans, employment or promises of employment, investment opportunities, vacation trips, gifts or entertainment (other than entertainment conforming to generally accepted business practices or gifts of nominal value not reasonably calculated to influence a decision) may be offered to or accepted by any consultant, broker, vendor, government official or a relative of such third party in connection with any services being performed for the Company.

*No officer or trustee may recommend any third party for work for the Company where the third party's compensation is paid on the basis of any kickback or fee sharing arrangement with the officer or trustee, nor may an officer or trustee recommend any third party without full disclosure and written approval by the chief executive officer, if such third party has any familial or pre-existing monetary relationship with the officer or trustee or if such officer or trustee has an equity or stock ownership position in such third party.

*No employee shall, in his capacity as an employee, make any loan, donation, contributions or payment to a political party, candidate, or political action committee, for or on behalf of the Company, nor shall an employee of the Company reimburse any individual who does. (Nothing contained in this tenet shall prohibit an employee from taking any of the above actions in his or her name, provided that the action is exclusively on the employee's own accord and is not an indirect means of accomplishing one of the prohibited actions)



*No employee shall use or appropriate materials, property, equipment, systems and procedures (if proprietary in nature) owned by the Company for his or her own personal financial gain except to the extent necessary for the performance of his or her duties for the Company.

   In short, the purpose of business entertainment and gifts in a commercial setting is to create goodwill and sound working relationships, not to gain unfair advantage with customers. No gift or entertainment should be offered, given, provided or accepted by any Company employee, family member of an employee unless it: (1) is not a cash gift, (2) is consistent with customary business practices, (3) is not excessive in value, (4) cannot be construed as a bribe and is not reasonably calculated to influence a decision and (5) does not violate any laws or regulations. Please discuss with the chief executive officer any gifts or proposed gifts which you are not certain are appropriate.

*No officer or trustee shall purchase or obtain any goods or services from any of the Company's vendors or suppliers without the prior written approval of the President of the Company.

4.	Insider Trading

   Officers and trustees who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of our business and in strict conformance with all applicable laws and SEC regulations. All non-public information for personal financial benefit or to tip others who might make an investment decision on the basis of this information is not only unethical but also illegal. The Company's policy on insider trading is set forth more fully in the Policy Statement on Dealing with Company Information, Including Inside Information and Securities
Insider Trading furnished to all officers and trustees. If you have any questions, please consult the Company's General Counsel.

5.	Competition and Fair Dealing

   We seek to outperform our competition fairly and honestly. We seek competitive advantages through superior performance, never through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information that was obtained without the owner's consent, or inducing such disclosures by past or present employees of other companies is prohibited. Each officer and trustee should endeavor to respect the rights of and deal fairly with the Company's customers, suppliers, competitors and employees. No unfair advantage should be taken of anyone through manipulations, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair-dealing practice.



6.	Discrimination, Harassment and Retaliation

   This policy prohibits discrimination against any person who provides information to a federal regulatory or law enforcement agency, a member of Congress or any committee of Congress, or to the chief executive officer concerning conduct which the employee reasonably believes constitutes a violation of securities laws or any provision of federal law relating to fraud against shareholders.

   No officer or trustee may retaliate against an individual for bringing a complaint of discrimination or for participating in an investigation or proceeding involving a complaint of discrimination.

   No one may take any action harmful to any person for providing to a law enforcement officer any truthful information relating to the commission or possible commission of any federal offense.

7.	Confidentiality

   Officers and trustees must maintain the confidentiality of the information entrusted to them or its customers, except when disclosure is authorized by the chief executive officer or required by law. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company or its customers, if disclosed. It also includes information that suppliers and customers have entrusted to us. The obligation to preserve confidential information continues even after employment ends.

8.	Protection and Proper Use of Company Assets

   Officers and trustees should endeavor to protect the Company's assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Company's profitability. Any suspected incident of fraud or theft should be immediately reported for investigation.

   The obligation of officers and trustees to protect the Company's assets includes the Company's proprietary information. Proprietary information includes business, marketing and service plans, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information would violate Company policy. It could also be illegal and result in civil or even criminal penalties.



9.	Payments to Government Personnel

   It is strictly prohibited to make illegal payments to government officials of any country. In addition, the U.S. Government has a number of laws and regulations regarding business gratuities which may be accepted by U.S. Government personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor or other gratuity in violation of these rules would not only violate Company policy but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules.

10.	Waivers of the Code of Business Conduct and Ethics

   Any waiver of this Code for executive officers or trustees may be made only by the Board or the Audit Committee and will be promptly disclosed as required by law or stock exchange regulation.

11.	Reporting/Investigation Procedures

   Any officer or trustee who reasonably believes that there has been a material violation of this Code of Conduct should report it immediately to the chief executive officer and Audit Committee. The investigation will be handled discreetly and appropriately, and the information will be disclosed to others only on a need to know basis and as required by law. There will be no adverse action taken against anyone who reports violations of the Code of Conduct or who participate in the investigation. If the investigation leads to a conclusion that a material violation of the Code of Conduct has occurred, the Company will take appropriate corrective action which may include removal from a position as trustee or officer.

   The Company recognizes the potentially serious impact of a false accusation. This Code of Conduct requires officers and trustees to act responsibly in making complaints. Making a complaint without a good faith basis is itself an ethical violation.

12.     Special Procedures for Reporting/Investigation Complaints
Regarding Accounting, Internal Accounting Controls, and
Auditing Matters

   Any officer or trustee who reasonably believes that there has been a material violation of the Code of Conduct caused by questionable accounting or auditing matters has the right to submit a confidential, anonymous complaint to the Audit Committee. The complaint should be made in written form and provide sufficient information so that a reasonable investigation can be conducted.



Trustees

Herbert E. Jones, Jr.
Vice-President
Port Amherst, Ltd.

Virgil E. Wenger
Independent Consultant

Herbert E. Jones, III
Professional Musician and Businessman


Larry R. Parsons
Chairman and Chief Executive Officer of
Wheeling & Lake Erie Railway Company


David H. Lesser
	President of Hudson Bay Partners, LP

Officers

Herbert E. Jones, Jr.	Chairman of the Board
Herbert E. Jones, III	President
Robert R. McCoy	Vice President, Secretary and
Treasurer


Transfer Agent and Registrar

Mellon Investor Services, L.L.C.
Overpeck Center
85 Challenger Road
Ridgefield Park, NJ 07660-2108
(800) 756-3353
www.melloninvestor.com

Stock Listing

American Stock Exchange
Ticker Symbol PW

Number of Shareholders
Of record at December 31:


2009 - 632

2008 - 657


2007 - 685